UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2018

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-215496	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On or about September 23, 2018, Wytec International, Inc., a Nevada corporation (“Wytec”), entered into an agreement (“Agreement”) with Drexel Hamilton, LLC (“Drexel”), an investment banking company headquartered in New York, New York, pursuant to which Drexel agreed to act as financial advisor, placement agent, and arranger to Wytec in connection with Wytec’s strategic goal to raise growth capital, obtain project financing and other loans, finance the sale and installation of its products for Wytec customers, and execute acquisitions and other strategic relationships for Wytec and its affiliates. Drexel may also perform business development services for Wytec under the contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

_____________________________________

(Registrant)

Date: September 27, 2018

/s/ William H. Gray

William H. Gray, Chief Executive Officer